        Exhibit 10.5
LOCK-UP AGREEMENT
[●], 2023
Skye Bioscience, Inc.
1125 El Camino Real, Suite 100
San Diego, CA 92130
Attention: Punit Dhillon
Email:
Re: Lock-Up Agreement
Ladies and Gentlemen:
This letter agreement (this “Letter Agreement”) is being delivered to Skye Bioscience, Inc., a Nevada corporation (the “Company”), in accordance with the [Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of August 14, 2023, by and among the Company, Aquila Merger Sub Inc, a Delaware corporation, and Bird Rock Bio, Inc., a Delaware Corporation] [Securities Purchase Agreement (the “Purchase Agreement”), dated as of August 14, 2023, by and among the Company and the investors party thereto]. Capitalized terms used but not otherwise defined in this Letter Agreement shall have the meanings ascribed thereto in the [Merger Agreement] [Purchase Agreement].
In order to induce the Company to enter into the transactions contemplated in the [Merger Agreement] [and the] [Purchase Agreement] (collectively, the “Transactions”) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Securityholder”) hereby agrees with the Company as follows.
Subject to the exceptions set forth herein, during the applicable Lock-Up Period (as defined below) the Securityholder agrees not to, without the prior written consent of the board of directors of the Company, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer or dispose of, or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any [(a) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) received by the Securityholder in connection with the Transactions on the closing date of the Transactions (the “Closing Date”) and (b) shares of Common Stock received upon the conversion, exercise or exchange of any options, warrants or other securities held by the Securityholder as of the Closing Date (collectively, the “Securities”)] [(a) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) held by the Securityholder as of the closing date of the Transactions (the “Closing Date”) and (b) shares of Common Stock received upon the conversion, exercise or exchange of any options, warrants or other securities held by the Securityholder as of the Closing Date (collectively, the “Securities”)], (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, a “Transfer”). The foregoing limitations shall remain in full force and effect until the first anniversary of the Closing Date (the “Lock-Up Period”).
The restrictions set forth in the immediately preceding paragraph shall not apply to:
(i)in the case of an entity, Transfers to (A) such entity’s officers or directors or any affiliate (as defined below) or immediate family (as defined below) of any of such entity’s officers or directors, (B) any shareholder, partner or member of such entity or their affiliates, (C) any affiliate of such entity or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), (D) any employees of such entity or of its affiliates or (E) as part of a distribution to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned;
(ii)in the case of an individual, Transfers by a bona fide gift or gifts, including, without limitation, to a charitable organization or educational institution, or for bona fide estate planning purposes;
(iii)in the case of an individual, Transfers by virtue of laws of descent, will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned individual upon death of such individual;
(iv)in the case of an individual, Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce settlement, divorce decree or separation agreement;
(v)in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;
(vi)in the case of an entity that is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;
(vii)in the case of an entity, Transfers by virtue of the laws of the state or jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;
(viii)pledges of any Securities to a financial institution that create a mere security interest in such Securities pursuant to a bona fide loan or indebtedness transaction so long as the Securityholder continues to control the exercise of the voting rights of such pledged Securities as well as any foreclosures on such pledged Securities;
(ix)the establishment of a trading plan that meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “Trading Plan”); provided, however, that no sales of Securities, shall be made by Securityholder pursuant to such Trading Plan during the applicable Lock-Up Period and, except as required by applicable rules of the Securities and Exchange Commission, no public announcement or filing is voluntarily made regarding such plan during the applicable Lock-Up Period; and
(x)transactions in the event of completion of a liquidation, merger, consolidation, stock exchange, reorganization, tender offer or other similar transaction which results in all of the Company’s securityholders having the right to exchange their shares of Common Stock for cash, securities or other property;
provided, however, that in the case of clauses (i) through (viii), these permitted transferees must enter into a written agreement, in substantially the form of this Letter Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Securityholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, life partner or similar statutorily-recognized domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Securityholder (in each case, including adoptive relationships); and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the Common Stock, are hereby authorized to decline to make any transfer of securities if such Transfer would constitute a violation or breach of this Letter Agreement.
For the avoidance of doubt, the Securityholder shall retain all of its rights as a shareholder of the Company during the Lock-Up Period, including the right to vote any Securities.
The Securityholder hereby represents and warrants that such Securityholder has full power and authority to enter into this Letter Agreement and that this Letter Agreement constitutes the legal, valid and binding obligation of the Securityholder, enforceable in accordance with its terms. Upon request, the Securityholder will execute any additional documents necessary in connection with enforcement hereof.
This Letter Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and the transactions contemplated hereby and supersedes any other agreements and understandings, whether written or oral, that may have been made or entered into by or between the parties hereto relating to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error or error immaterial to the Company) as to any particular provision.
No party hereto shall assign this Letter Agreement or any part hereof without the prior written consent of the other party hereto; provided, that no such assignment shall relieve the assigning party of its, his or her obligations hereunder. Subject to the foregoing, this Letter Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this paragraph shall be null and void, ab initio.
This Letter Agreement shall be governed by, and construed in accordance with, the internal substantive laws of the State of Delaware applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Letter Agreement shall be brought against any of the parties in the courts of the State of California located in San Diego County or the United States District Court for the Southern District of California and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such courts.
The Securityholder acknowledges that its obligations under this Letter Agreement are unique, recognizes and affirms that in the event of a breach of this Letter Agreement by it, money damages will be inadequate and the Company will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Letter Agreement were not performed by it in accordance with their specific terms or were otherwise breached. Accordingly, the Company shall be entitled to an injunction or restraining order to prevent breaches of this Letter Agreement by the Securityholder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which the Company may be entitled under this Letter Agreement, at law or in equity.
[In the event that any holder of Securities or other shares of Common Stock that are subject to a substantially similar agreement entered into by such holder, other than the undersigned Securityholder, is permitted by the Company to sell or otherwise transfer or dispose of Securities or other shares of Common Stock for value other than as permitted by this Letter Agreement or a substantially similar agreement entered into by such holder (a “Triggering Release” and the holder that is the subject of such Triggering Release, the “Triggering Release Party”), (a) the Company shall notify the Securityholder within 24 hours of providing the Triggering Release and (b) the same pro rata percentage of the Securities held by the undersigned (including, for clarity, shares of Common Stock issuable upon exercise of any options, warrants or other securities held as of the Closing date) shall be deemed immediately and fully released on the same terms from any remaining restrictions set forth herein (the “Pro-Rata Release”); provided, however, that such Pro-Rata Release shall not be applied unless and until permission has been granted by the Company to a securityholder or securityholders to sell or otherwise transfer or dispose of all or a portion of such equity holder’s Securities or other shares of Common Stock in an aggregate amount in excess of 1% of the number of Securities or other shares of Common Stock originally subject to a substantially similar agreement.]
This Letter Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.
This Letter Agreement shall become effective on the date hereof and terminate upon the expiration of the Lock-Up Period.
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Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this Letter Agreement.
Very truly yours,

[●]
By:
Name:     [●]
Title:     [●]

Accepted and agreed
as of the date
first written above:
SKYE BIOSCIENCE, INC.
By:
Name:
Title:
[Signature Page to Lock-Up Agreement]